Exhibit 99.1

Amicus Therapeutics Announces $18.5 Million Registered Direct Offering of Common Stock

CRANBURY, N.J., February 25, 2010 – Amicus Therapeutics (Nasdaq: FOLD) today announced that it has entered into definitive agreements dated February 25, 2010 with a select group of institutional investors to sell 4.95 million shares of its common stock and warrants to purchase 1.85 million shares of its common stock in a “registered direct” offering. The shares of common stock and warrants are being offered in units consisting of one share of common stock and one warrant to purchase 0.375 shares of common stock at a price of $3.74 per unit. The warrants have a term of four years and are exercisable any time on or after the six month anniversary of the date they are issued, at an exercise price of $4.43 per share. The gross proceeds of the offering are expected to be approximately $18.5 million to Amicus, before deducting placement agent fees and estimated offering expenses. Leerink Swann LLC served as sole placement agent for the offering.

The securities described above are being offered by Amicus pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission. The transaction is expected to close on or about March 2, 2010, subject to customary closing conditions. Amicus intends to use the net proceeds from the sale of the common stock and warrants for general corporate purposes and to further advance the development of the Company’s lead product candidate, AmigalTM (migalastat HCl), including the initiation of the Phase 3 study to support registration in the European Union and the completion of certain activities required for the submission of a license application globally.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained at the SEC’s website at http://www.sec.gov or by calling Leerink Swann, toll free, at 1-800-808-7525, Ext. 4814.

About Amicus Therapeutics

Amicus Therapeutics is developing orally-administered, small molecule drugs called pharmacological chaperones, a novel, first-in-class approach to treating a broad range of diseases including lysosomal storage disorders and diseases of neurodegeneration. Amicus’ lead program is in Phase 3 for the treatment of Fabry disease.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the Company’s offering of common stock described herein, including but not limited to statements regarding the proposed closing of the offering. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation by Amicus that any of its plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Amicus might make or by known or unknown risks and uncertainties including the risk that adverse events could cause the cessation or delay of the closing of the proposed offering. In addition, all forward looking statements are subject to other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2008, as supplemented by our subsequent public filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Amicus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

CONTACTS:

Investors/Media:
Jenene Thomas
Director, Investor Relations
Amicus Therapeutics
Jthomas@amicustherapeutics.com
609-662-5084